6490 WEST DESERT INN ROAD,

LAS VEGAS, NV 89146

213 841 0094 phone    702 253 7501 fax

The Board of Directors

Mariposa Resources Ltd.

11923 SW 37 Terrace,

Miami Fl 33175

July 31, 2009

Dear Sirs    OPTION TO ENTER INTO A JOINT VENTURE AGREEMENT

We refer to the recent discussions and previous correspondence between USA Uranium Corp. (“USAU”) and Mariposa Resources Ltd. (Mariposa) regarding the execution of an Option (herein the “Option”) to consider the possible formation of a Joint Venture (herein “JV” or “Joint Venture”) to explore, develop and, if warranted, mine the Jack Creek Claims (herein the “Project”) consisting of 247 Unpatented Lode Mining Claims within the JV area (as defined in Schedule 2) for all minerals.

The JV Area is an area of approximately 4,940 Acres (1,999 hectares) allocated by USAU to the Joint Venture (“JV”) as follows the unpatented lode mining claims (the “mining claims”), situated in Elko County, State of Nevada, which have been located under the General Mining Laws of the United states on United States Forest Service (“USFS”) managed lands, as follows and with respect to which the Bureau of Land Management Serial Number (BLM#) for each claim is as follows:

Name of Claim	Book	BLM#
JAK 1-13	4	NMC 868334 - 868346
JAK 15	4	NMC 868348
JAK 17	4	NMC 868348
JAK 19	4	NMC 868352
JAK 39 - 98	4	NMC 868372
JAK 117 169	4	NMC 868450
JAK 171	4	NMC 688504
JAK 173	4	NMC 868506
JAK 175	4	NMC 868508
JAK 177	4	NMC 868510
JAK 187 - 300	4	NMC 868520

.

The purpose of this letter is to record the intent and agreement of the parties in respect of the execution of the Option and the potential formation of a Joint Venture (Agreement).

OPTION

(1)

In consideration of Mariposa’s obligations under this Agreement, including both the performance of the Exploration and Development Work Expenditure obligations and the payments prescribed in Section 2, USAU grants to Mariposa, and Mariposa shall have, the irrevocable Option and right, for a period of up to one-hundred and twenty (120) days from the date set out above (the “Option Period”), exercisable in Mariposa’s sole and exclusive discretion, to enter into a Joint Venture Agreement to earn an undivided fifty percent (50%) interest in the Jack Creek Project, and to  enter into a Joint Venture for the management and ownership of the Project in respect of which Mariposa elects to exercise  the option and closes the Option.

(2)

Mariposa shall have the right to exercise the Option in respect of the Project when Mariposa has completed sufficient due diligence during the Option Period, at its sole and absolute discretion, to exercise the Option. Mariposa shall deliver notice to USAU of Mariposa’s completion of its due diligence review and, if applicable, exercise of the Option within one-hundred and twenty (120) days from the date set out above.  Should Mariposa elect not to exercise the Option, it shall have no further obligations hereunder.

JOINT VENTURE

(3)

Upon exercise of the Option set out in paragraph (1) and (2), Mariposa agrees to enter into a JV, in which it will pay and issue to USAU 6,000,000 common shares (the “Share Payment”) and complete the Phase One program by investing $250,000 (the “Cash Payment”)  in the JV Area. Upon the issuance of the Share Payment and the Cash Payment, Mariposa shall acquire a 50% interest in the Joint Venture. The Share Payment will be paid by MARIPOSA to USAU upon the date of exercise of the Option and will only be refundable to MARIPOSA in the event this Agreement is terminated as a result of the default of USAU. MARIPOSA will have no interest in any property or in a Joint Venture until it has completed full payment of the Share Payment and the Cash Payment.

(4)

Upon exercise of the Option, the parties will enter into a JV Agreement which will govern the rights and responsibilities of the parties.  While the JV Agreement will define to parties rights and obligations, it is contemplated the JV Agreement that Immediately following exercise of the Option and completion of the 30 day phase one program review period, the parties agree to set up a bank account to hold funds on behalf of the Joint Venture (the “JV Bank Account”). The JV Bank Account will require two signatories, one from each of MARIPOSA and USAU for all disbursements.  The parties will contribute to the JV Bank Account prior to completion of the Phase One program as determined by the operating committee on a 0% USAU and 100% MARIPOSA basis (the “Initial Funding Amount”) to fund the Phase One work program and budgets to be designed by the operating committee. Upon completion of the Phase One work program.  The parties will contribute to the JV Bank Account after completion of the Phase One program as determined by the operating committee on a 50% USAU and 50% MARIPOSA basis (the “Secondary Funding Amount”) to fund the Phase Two work program and budgets to be designed by the operating committee.

(5)

In consideration of MARIPOSA making the payments set out above, MARIPOSA will immediately earn a 50% interest in the Joint Venture upon paying the Share Payment and paying the Phase One exploration budget of $250,000.

(6)

The commencement date of the Joint Venture (Commencement Date) shall be the date that all of the conditions precedent in clause 3 and 4 are either satisfied, or waived, by the parties in accordance with the terms of this Agreement.

(7)

On and from the Commencement Date, and the execution of a JV Agreement, the Joint Venture will be deemed to have been formed.

(8)

The parties agree that the Initial Funding Amount and Secondary Funding Amount will be expended by the Joint Venture on exploration activities in accordance with the programs and budgets established by the operating committee, as defined by the Joint Venture Agreement.

(9)

The joint operating committee that will be established under the Joint Venture Agreement may elect to cease further exploration work in relation to the Property if the initial exploration that is undertaken does not warrant further follow up work.

(10)

The parties agree that a decision to proceed to development (and production) on the JV Property during the Funding Period requires their mutual consent but that consent shall not be unreasonably withheld by either party. In the event of a dispute, the decision shall be dealt with in accordance with the dispute resolution clause in the formal agreement referred to in clause 9.

(11)

Upon completion of spending the primary Funding Amount and the Phase One exploration amount of $250,000, each party must contribute to expenditure made or incurred in respect of the Joint Venture in proportion to their then Joint Venture interest (i.e. 50/50). Although it shall be open to one partner to make expenditures on behalf of the other partner with the non-paying partner agreeing to reimburse the other.

(12)

USAU shall do everything necessary to confirm and affect the transfer to MARIPOSA of any beneficial interest in the Property to which MARIPOSA is entitled pursuant to this Agreement and to transfer the corresponding legal interest to MARIPOSA. Pending any required transfer, USAU shall hold that interest in trust for MARIPOSA.

(13)

Each party shall be the beneficial owner as tenant in common of an undivided share of the Joint Venture property in proportion to their Joint Venture interest.

(14)

Each party shall be entitled to take in kind and separately dispose of, in proportion to their Joint Venture interest, all minerals produced by the Joint Venture.

(15)

 Subject to the expenditure obligations of MARIPOSA under this Agreement, the liability of the parties in each case is several in proportion to their respective Joint Venture interests and shall not be either joint or joint and several.

(16)

The Joint Venture must ensure that sufficient expenditure is incurred in relation to the JV Property to meet the minimum expenditure commitments, if any, set out by regulatory authorities having jurisdiction.

(17)

USAU currently holds an option until November 30th, 2009 to acquire 2% of the 3% Net Smelter Royalty (NSR) currently retained by the property Vendor.  Pursuant to the terms of the option USAU may acquire 2% of the 3% NSR by paying the Vendor the sum of $500,000 during the NSR option period.  For greater certainty the 2% or 3% NSR is not part of the JV.

MANAGER

(18)

When the Joint Venture Agreement is executed Mariposa will be the manager of the Joint Venture.

(19)

The manager will (by itself or through its employees, agents or contractors) have the conduct of all the operations of the Joint Venture on behalf of the parties, subject at all times to the directions of the management committee, as set forth in the Joint Venture Agreement, and for this purpose shall have the right of access to the Joint Venture property. MARIPOSA may contract with USAU to carry out certain work on the JV Property in compliance with the Plan determined by the operating committee.

(20)

The manager shall conduct Joint Venture operations in accordance with programs and budgets and decisions made by a management committee immediately after the Commencement Date. The management committee shall be established from the Commencement Date and each of the parties shall appoint one representative to the management committee. The management committee will meet every week while exploration or development is being conducted on the JV Property. Decisions of the management committee shall be made by a simple majority vote with the votes attributable to a Joint Venture party equal to that party’s then Joint Venture interest. In the event of a deadlock, a dispute resolution process shall be followed. The dispute resolution process shall be detailed in the formal agreement to be negotiated as set out in the Joint Venture Agreement.

(21)

The manager shall conduct Joint Venture operations in accordance with accepted mining and exploration methods and practices.

DILUTION

(22)

Following completion of the initial Funding Period, and as more fully described in the Joint Venture Agreement, if a party fails to duly make a contribution to expenditure that it is obliged to make then the Joint Venture interest of that party in the Joint Venture shall dilute proportionally.  Alternatively, one party may elect to advance funds on behalf of the other party with repayment terms to be negotiated.

(23)

If the Joint Venture interest of any party dilutes to 5% or less, that party will be deemed to have withdrawn from the Joint Venture and must immediately assign their remaining Joint Venture interest to the continuing party.

INFORMATION AND DATA

(24)

Prior to the Commencement Date, USAU will provide MARIPOSA with all technical information and data it has regarding the JV Property.

(25)

Each party will provide to the other at management committee meetings all exploration data generated in relation to the JV Property since the last meeting.

REPRESENTATIONS AND WARRANTIES

(27)

Both parties represent and warrant to the other party that they have the right, power and authority to enter into this Agreement.

(28)

USAU represents and warrants to MARIPOSA that:

(i)

USAU has negotiated an agreement to become the legal and beneficial holder of the U.S. Federal Lode Mining Claims identified in the JV Area (Claims) and upon exercise of the Option hereunder and formation of the JV will be entitled to transfer an interest in that Agreement to MARIPOSA in accordance with the terms of this Agreement;

(ii)

the Claims are free from all mortgages, charges, liens and other encumbrances of whatsoever nature; and

(iii)

USAU has not entered into any other concluded agreements or dealings in respect of the Claims other than this Agreement.

RELATIONSHIP BETWEEN THE PARTIES

(29)

The relationship of the parties is that of optionor/optionee, and ultimately, joint venturers, and nothing contained in this Agreement constitutes either of them as agent or partner of the other, or creates any agency or partnership for any purpose whatsoever.

FORMAL AGREEMENT

(30)

The parties agree that they will negotiate in good faith and use best endeavors to execute a detailed Joint Venture Agreement on normal terms (including a dispute resolution clause, first right of refusal clause, dilution clause, force majeure rights and clauses that are usually contained in such joint venture agreements) embodying the terms and conditions contained in this Agreement. In the meantime, this Agreement is intended to be legally binding on the parties until it is replaced by the detailed joint venture agreement or otherwise terminated.

ASSIGNMENT

(31)

Other than the right of either party to assign all or part of its rights under this Agreement to a related body corporate, if a party wishes to assign part or all of its rights under the formal agreement to a third party, then it shall first advise the non-assigning party. The non-assigning party shall have a right of first refusal over the relevant interest on terms equal to those proposed by any third party. Any assignment shall be subject to the assignee entering into a deed where it covenants to be bound by the terms of this Agreement on terms acceptable to the non-assigning party.

TERMINATION

(32)

A party is not entitled to terminate this Agreement for non-performance by the other party without first giving the party in default a written notice to the other at the address specified in this Agreement specifying the default. This notice shall require that the default be remedied within 21 days of the delivery of the notice to the party in default and the party in default must then fail to remedy the default within that 21 day period.

MISCELLANEOUS

(33)

Each party shall sign, execute and perform all deeds, acts, documents and things as may reasonably be required by the other party to effectively carry out and give effect to the terms and intentions of this Agreement.

(34)

Each party shall be liable for their own costs relating to the preparation, negotiation and execution of this Agreement and any document executed under it.

(35)

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the parties.

(36)

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions that are self-sustaining and separately enforceable without regard to the invalid provision shall be, and continue to be, valid and forceful in accordance with their terms.

(37)

Time shall be of the essence in this Agreement in all respects.

(38)

This Agreement shall be governed by and construed in accordance with the law from time to time applicable in Nevada and the parties agree to submit to the non-exclusive jurisdiction of the courts of Nevada.

(39)

A reference to dollars or currency is a reference to United States dollars, unless otherwise indicated.

If MARIPOSA agrees to the above terms and conditions could you please sign the execution paragraph set out below and return this Agreement to USAU’s registered office.

Yours faithfully

/s/ Karl Harz

__________________________________

Karl Harz CEO

USA Uranium Corp.

By execution of this Agreement, MARIPOSA acknowledges and agrees to the terms and conditions set out above dated this 31st day of July 2009

/s/ Nanuk Warman

__________________________________

Nanuk Warman, President

MARIPOSA RESOURCES Ltd.

SCHEDULE 1

Joint Venture Plan

The operating committee will design and present a revised version of the Plan (if appropriate) for the Phase One work program set out below, to the JV within 30 days of commencement hereunder.

It is currently recommended that a two-phase exploration program with budgets of US$250,000 and US$1 million respectively (totaling US$1.25 million) be conducted to drill test geologic, geochemical, and geophysical targets on the Jack Creek property.

The program is designed to achieve maximum results in as cost effective manner as possible. The exploration program will be done in stages, with the second drilling phase planned for 2010 and totally dependent upon favorable results of the drilling in the Phase 1 2009 drilling program.

The Phase 1 program will drill test the Coffin Creek gold target and possibly develop other targets on the Jack Creek property. Detailed mapping, additional rock sampling followed by 4,000 feet (1,220 meters) of HX/HQ core drilling at the Coffin Creek drill target is recommended. Cost of this Phase 1 drilling program is estimated at US$250,000.

The Phase 2 drilling program would require a minimum of 10,000 feet (3,050) meters) of HQ/HC core drilling to follow-up results of the Phase 1 program if warranted. The Phase 2 program would cost an estimated US$1,000,000.

SCHEDULE 2

JOINT VENTURE AREA

the JV is an area of approximately 4,940 Acres (1,999 hectares) allocated by USAU to the Joint Venture (“JV Area”) as follows the unpatented lode mining claims, (the “mining claims”) situated in Elko County, State of Nevada, which have been located under the General Mining Laws of the United states on USFS managed lands, as follows and with respect to which the Bureau of Land Management Serial Number (BLM#) for each claim is as follows:

Name of Claim	Book	BLM#
JAK 1-13	4	NMC 868334 - 868346
JAK 15	4	NMC 868348
JAK 17	4	NMC 868348
JAK 19	4	NMC 868352
JAK 39 - 98	4	NMC 868372

JAK 117 169	4	NMC 868450
JAK 171	4	NMC 688504
JAK 173	4	NMC 868506
JAK 175	4	NMC 868508
JAK 177	4	NMC 868510
JAK 187 - 300	4	NMC 868520

.